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                                                                    EXHIBIT 3.77

                               OPTION AGREEMENT

                THIS AGREEMENT made the 26th day of June, 2000

B E T W E E N:

               OPUS MINERALS INC., a corporation
               incorporated pursuant to the laws of the Province of Ontario,

               (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

               - and -


               GEORGE STUBOS, a director of the
               Corporation,

               (hereinafter referred to as the "Purchaser")

                                                              OF THE SECOND PART

          WHEREAS the Corporation desires to grant to the Optionee pursuant to the terms of the Corporation's Stock Option Plan (the "Plan") options to purchase common shares in the capital of the Corporation, pursuant to the Ontario Securities Commission ruling of January 10, 1997under subsection 74(1) of the Securities Act (Ontario).

          AND WHEREAS the Purchaser is a director of the Corporation;

          NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each parties hereto) the Corporation and the Optionee hereby agree as follows:

1. In this Agreement the term "share" or "shares" shall mean, as the case may be one or more common shares in the capital of the Corporation as constituted at the date of the Agreement.

2. The Corporation hereby grants to the Purchaser subject to the terms and conditions hereinafter set out, an irrevocable option to purchase Ninety Thousand (90,000) shares of the Corporation (the said Ninety Thousand (90,000) common shares being hereinafter called the "Optioned Shares") at the exercise price of two dollars and fifty five cents ($2.55 US funds) per Optioned Share.
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3.        The Purchaser shall, subject to the terms and conditions hereinafter set out, have the right to exercise the Ninety Thousand (90,000) options hereby granted with respect to all or any part of the optioned shares at any time or from time to time after the date hereof and prior to close of business on June 30, 2005 (Hereinafter called the "Expiry Date"). On the Expiry Date the options hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which the options hereby granted have not been exercised.

4. In the event of the death of the Purchaser on or prior to the Expiry Dates while a director of the Corporation, the option hereby granted to the Purchaser may be exercised, as to such of the Optioned Shares in respect of which option has not previously been exercised as the Purchaser would have then been entitled to purchase, by the legal personal representatives of the Purchaser at any time up to and including (but not after) a date of six (6) months following the date of death of the Purchaser or to the close of business on the expiry date, whichever is earlier.

5. In the event of the resignation or discharge of the Purchaser as a director of the Corporation prior to the Expiry Dates, the option hereby granted to the Purchaser shall after ninety (90) days following the Purchaser ceasing to be a director of the Corporation, cease and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which such option has not been previously exercised.

6. If at any time when the option hereby granted remains unexercised with respect to any Optioned Shares, (a) a general offer to purchase all of the issued shares of the Corporation made by a third party or (b) the Corporation proposes to sell all or substantially all of its assets and undertaking or to merge, amalgamate or be absorbed by or into any other company (save and except for a subsidiary or subsidiaries of the Corporation) under any circumstances which involve or may involve or require the liquidation of the Corporation, a distribution of its assets among its shareholders, or the termination of its corporation existence, the Corporation shall use its best efforts to bring such offer or proposal to the attention of the Purchaser as soon as practicable and
(I) the options hereby granted may be exercised, as to all or any of the Optioned Shares in respect of which such options have not been previously exercised, by the Purchaser at any time up to and including (but not after) a date ninety (90 days following of the completion of such sale or prior to the close of business on the Expiry Dates, whichever is the earlier; and (ii) the Corporation may, at its option, require the acceleration of the time for the exercise of the said option and of the time for the fulfilment of any conditions or restrictions on such exercise.

7. Subject to the provisions of paragraph 4, 5 and 6 hereof, the options hereby granted shall be exercisable (at any time and from time to time as aforesaid) by the Purchaser or his legal personal representative giving a notice in writing addressed to the Corporation at its principal office in the City of Toronto, Ontario and delivered to the Secretary of the Corporation, which notice shall specify the number of optioned shares in
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respect of which such notice is being exercised and shall be accompanied by payment (by cash or certified cheque) in full of the purchase price for such number of optioned shares so specified therein. Upon any such exercise of options as aforesaid the Corporation shall forthwith cause the transfer agent and registrar of the Corporation to deliver to the Purchaser or his legal personal representatives (or as the Purchaser may otherwise direct in the notice of exercise of option) within ten (10) days following receipt by the Corporation of any such notice of exercise of option a certificate or certificates in the name of the Purchaser or his legal personal representatives representing in the aggregate such number of optioned shares as the Purchaser or his legal personal representatives shall have then paid.

8. Nothing herein contained or done pursuant hereto shall obligate the Purchaser to purchase and/or pay for any Optioned Shares except those Optioned Shares in respect of which the Purchaser shall have exercised his options hereunder in the manner hereinbefore provided.

9. In the event of any sub-division, re-division or change of the shares of the Corporation at any time prior to the expiry date into greater number of shares, the Corporation shall deliver at the time of any exercise thereafter of the option hereby granted such additional number of shares as would have resulted from such sub-division or change if such exercise of the option hereby granted had been prior to the date of sub-division re-division or change.

          In the event of any consolidation or change of the shares of the Corporation at any time prior to the Expiry Dates into a lesser number of shares, the number of shares deliverable by the Corporation on any exercise thereafter of the option hereby granted shall be reduced to such number of shares as would have resulted from such consolidation or change if such exercise of the option hereby granted had been prior to the date of such consolidation or change.

10. The Purchaser shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (Including any right to receive dividends or other distribution therefrom or thereon) other than in respect of the Optioned Shares in respect of which the Purchaser shall have exercised his option hereunder and which the Purchaser shall have actually taken up and paid for.

11.       Time shall be of the essence of this Agreement.

12. This Agreement shall enure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Purchaser and his legal personal representative to the extent provided in paragraph 4 hereof. This Agreement shall not be assignable by the Purchaser or his respective legal representative.

13. This Agreement shall be construed in accordance with and be governed by
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the laws of the Province of Ontario and shall be deemed to have been made in said Province.

          IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.


SIGNED, SEALED AND DELIVERED  ) OPUS MINERALS INC.
     (in the presence of)     )
                              )
                              )
                              )
                              )
                              ) By:_______________________________________
                              )     Romaine Gilliland, President & CEO
                              )
                              )
                              )
                              )
                              )
                              )
                              )
                              )
                              )    _______________________________________
                              )     George Stubos